UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 27, 2009

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 27, 2009, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of iGATE Corporation (the “Company”), the Board appointed Joseph J. Murin to the Company’s Board of Directors. Upon his appointment to the Board, Mr. Murin will also be appointed to the Nominating and Corporate Governance Committee of the Board.

There are no arrangements or understandings between Mr. Murin and the Company or any employee or affiliate of the Company, pursuant to which Mr. Murin was selected as a director. In addition, neither Mr. Murin nor any member of his immediate family has or will have any direct or indirect material interest in any transaction with the Company. Mr. Murin qualifies as an “independent director” as that term is defined by Rule 5605 of the Nasdaq listing standards.

Upon his appointment to the Board, Mr. Murin will be compensated in accordance with the Company’s director compensation program. The compensation structure for the Company’s directors includes: (1) annual cash compensation of $30,000 per annum which Mr. Murin may take in cash or shares or split between cash and shares of restricted stock as he may decide; (2) a one time grant of 100,000 stock options to Mr. Murin at fair market value, as of the date of his appointment, with 20,000 stock options vesting annually over a period of 5 years; (3) a one time grant of 5,000 stock options (5,000 stock options per committee) at fair market value, as of the date of his appointment, for Mr. Murin’s appointment to the Nominating and Corporate Governance Committee of the Board, with 1,000 stock options vesting annually over a period of 5 years; and (4) a one time grant of 20,000 stock options at fair market value should Mr. Murin serve as Chairman of any Committee of the Board with 4,000 stock options vesting annually over a period of 5 years. If Mr. Murin is subsequently appointed to another committee, he will receive a one-time grant of 5,000 stock options at fair market value in consideration of his service on such committee.

Mr. Murin served as President of the Government National Mortgage Association (Ginnie Mae), a U.S. government guarantor of mortgage-backed securities, from July 2008 to August 2009. Prior to his appointment to Ginnie Mae, Mr. Murin was President of Mortgage Settlement Network, LLC, a real estate appraisal and settlement company, from March 2004 to August 2007. In addition to the aforementioned positions, Mr. Murin brings extensive business experience to his new role at the Company, as described in a press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	Press release dated August 31, 2009 announcing the appointment of Mr. Murin to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

August 31, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 31, 2009 announcing the appointment of Mr. Murin to the Board.